Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 08/31/2007
FILED 03:31 PM 08/31/2007
SRV 070978513 — 4416567 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is Williams Pipeline Partners L.P.

•	Second: the address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington.

The name of the Registered Agent at such address is

                                The Corporation Trust Company                                  .

•	Third: The name and mailing address of each general partner is as follows:

Williams Pipeline GP LLC
One Williams Center, Suite 4700
Tulsa, Oklahoma 74172-0172

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 31st day of August, A.D. 2007.

     Williams Pipeline GP LLC

By:	Phil Wright, Authorized Person
General Partner

Name:	/s/ Phil Wright
(type or print name)